Exhibit 10(xii)

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UNDERWRITING AND SERVICING AGREEMENT

This Underwriting and Servicing Agreement (“Agreement”) is entered into by and between Merit Life Insurance Company (“Merit”), and INTE Securities LLC (“Principal Underwriter”), effective this      day of                 , 2020 (“Effective Date”).

WHEREAS, Merit is a life and annuity company duly organized and validly existing under the laws of the State of Texas and is subject to supervision by the Texas Department of Insurance;

WHEREAS, Merit is currently developing a number of contingent deferred annuity (“CDA”) products;

WHEREAS, Merit intends for such CDAs to be issued following the effectiveness of its Registration Statements relating thereto filed with the Securities and Exchange Commission (“SEC”) on Form S-1, pursuant to the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, Merit desires to retain Principal Underwriter to act as principal underwriter for the distribution of the CDAs in order to satisfy the requirements of the federal securities laws and Principal Underwriter desires to provide such services;

WHEREAS, Principal Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 (the “1934 Act”) and is a member of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, Merit expects to enter into agreements with investment advisory firms (“Financial Firms”), who will manage the accounts with respect to which the CDAs are issued;

WHEREAS, affiliates of these Financial Firms registered as broker-dealers, together with other registered broker-dealers with whom a Financial Firm may work, may be authorized by Principal Underwriter to participate in the distribution of the CDAs;

WHEREAS, in the alternative, certain Financial Firms may directly refer their clients to the Principal Underwriter, whose registered representatives also will be employees of Merit and, when required, licensed insurance agents, for the purchase of CDAs.

NOW, THEREFORE, in consideration of the mutual promises contained herein the parties agree as follows:

1.	Representations of Principal Underwriter.

Principal Underwriter represents and warrants that it is registered as a member of FINRA and as a broker-dealer with the SEC and, to the extent necessary to perform the activities contemplated hereunder, is registered, or otherwise qualified or exempt, under the applicable securities laws of every state or other jurisdiction in which the CDAs are offered. Principal Underwriter further represents that the activity undertaken pursuant to this Agreement is activity permitted by its Membership Agreement with FINRA.

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2.	Appointment of Principal Underwriter.

On the Effective Date of this Agreement, Merit appoints Principal Underwriter and Principal Underwriter accepts the appointment to serve as principal underwriter of the CDAs in all jurisdictions where the CDAs may be lawfully offered and issued, subject to the registration requirements of the 1933 Act, 1934 Act and state insurance regulations.

3.	Selling Agreements.

In order to accomplish the distribution of the CDAs, Principal Underwriter is authorized to enter into selling agreements, on such terms and conditions as Principal Underwriter determines are not inconsistent with this Agreement (“Selling Agreements”), with other broker-dealers registered under the 1934 Act and are members of FINRA (“Selling Firms”) who may or may not be affiliated with the Financial Firms.

Merit may refuse to appoint any Selling Firm or Financial Firm, affiliated or networked insurance agency of the Selling Firm or Financial Firm and any affiliated person of any of the foregoing entities as its agent under the insurance laws of the jurisdictions in which the CDAs may be offered and may terminate such appointment as provided for in the Selling Agreements.

4.	Duties of Principal Underwriter.

(a)	Compliance

Principal Underwriter will fully comply with the requirements of FINRA, the SEC and all other federal and state laws applicable to the underwriting and distribution of the CDAs directly and through Selling Firms. Upon request by Merit, Principal Underwriter will furnish such records as may be necessary to establish such compliance.

(b)	Associated Persons

Upon request by Merit, Principal Underwriter will register designated Merit personnel as registered principals or registered representatives of Principal Underwriter in order to allow such individuals to undertake certain activities in connection with the distribution of the CDAs.

(c)	Prospectuses, Sales Literature, Educational Literature and Advertising.

In accordance with the requirements of the laws of several states, and rules of FINRA and the SEC, Principal Underwriter will act in conformity with final disclosure documents describing the CDAs. Principal Underwriter will file sales materials developed by Merit in relation to the CDAs with FINRA, and work with Merit to meet any concerns raised by FINRA in relation to such filings. Principal

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Underwriter will not give any information or make any representations or statements on behalf of or concerning Merit in connection with the CDAs other than information or representations contained in the registration statement, prospectus or statement of additional information pertaining to the CDAs, as such materials may be amended from time to time or as may be contained in sales literature or materials to be used for education of prospective applicants for CDAs prepared and approved by Merit. Principal Underwriter will not use, and will take reasonable steps to ensure that no Selling Firm, and no Financial Firm making referrals directly to Principal Underwriter, uses any sales promotion, educational or advertising materials in connection with the offering and issuance of the CDAs which has not been approved in writing by Merit prior to such use.

(d)	Fee Payments

Principal Underwriter agrees that all Fee payments collected in respect to any Merit contract is the property of Merit. All payments made for or under the CDAs shall be deducted from the associated clients’ accounts by the Financial Firms on Merit’s behalf and forwarded to Merit.

(e)	Books, Records and Reports

Principal Underwriter will comply with all applicable requirements of the 1934 Act and FINRA including the requirements to maintain and preserve books and records pursuant to Section 17(a) of the 1934 Act and the rules thereunder.

(f)	Indemnification

Principal Underwriter hereby agrees to hold harmless and indemnify Merit against any and all claims, liabilities and expenses which Merit may incur from liabilities arising out of or based upon any breach of this Agreement by Principal Underwriter.

(g)	Assistance to Financial Firms

Principal Underwriter may assist Merit in obtaining sales of the CDAs by Selling Firms or referrals of clients of the Financial Firms by providing Selling Firms and/or Financial Firms (and with the consent of the Selling Firms and/or Financial Firms, their personnel) with support services including but not limited to the following:

•	product information regarding the CDAs that has been prepared by or approved in advance of its use by Merit;

•	materials regarding the potential value of the CDAs as part of financial plans to provide prospective applicants that have been prepared by or approved in advance of their use by Merit;

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•	hypothetical illustrations of how the CDAs work prepared for specific prospective applicants prepared by or using software programs developed and approved by Merit;

•	sponsoring informational events regarding the CDAs for Selling Firms, Financial Firms and their applicable personnel; and

•	answering technical product questions about the CDAs for the Selling Firms, Financial Firms and their applicable personnel.

5.	Representations of Merit.

(a)

Merit represents and warrants that it is domiciled in the State of Texas and licensed by the Texas Department of Insurance to offer the CDAs and is licensed in other jurisdictions in which the CDAs may be offered.

(b)	Merit, as issuer of the CDAs, upon effectiveness of the Registration Statements on Form S-1, shall have registered the CDAs under the 1933 Act.

(c)

Merit will meet any requirements of the departments of insurance in the jurisdictions in which the CDAs may be offered and issued regarding filing of advertising and materials about the CDAs meant for presentation to prospective applicants.

6.	Duties of Merit.

(a)	Prospectuses, Literature for Prospective Applicants and Advertising

(i)

Merit will provide Principal Underwriter prospectuses relating to the CDAs and such other literature for prospective applicants and advertising materials as Merit determines is necessary or desirable for use in connection with distribution of the CDAs.

(ii)

Merit represents and warrants that the prospectus(es) and registration statement(s) relating to the CDAs will contain no untrue statements of material fact or omission to state a material fact, the omission of which makes any statement contained in the prospectus(es) and registration statement(s) misleading.

(b)	Applications for Contracts

All applications for CDAs are subject to acceptance or rejection by Merit at its sole discretion.

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(c)	Contract Delivery

Merit will transmit CDA contracts directly to the CDA owner(s).

(d)	Retention of Rights by Merit

Merit reserves the right to reject any and all applications submitted, take possession of and cancel any CDA in accordance with its terms, and make any compromise or settlement in respect of a CDA. Merit may in its sole discretion and without notice to Principal Underwriter, suspend availability of any form of CDA or amend any policies or contracts evidencing such CDAs if, in Merit’s opinion, such suspension or amendment is (1) necessary for compliance with federal, state or local laws, regulations or administrative order(s); or, (2) necessary to prevent administrative or financial hardship to Merit. In all other situations, Merit will provide 30 days’ notice to Principal Underwriter prior to suspending availability of any CDA or amending any policies or contracts evidencing such CDAs.

(e)	Indemnification

Merit agrees to indemnify and hold harmless Principal Underwriter and its affiliates and their respective directors, officers, employees, consultants, agents and controlling person (each such person, an “Indemnified Party”) from and against any losses, claims, damages and liabilities, joint or several (collectively, the “Damages”), to which such Indemnified Party may become subject in connection with or otherwise relating to or arising from (i) any transaction contemplated by this Agreement or the engagement of or performance of services by an Indemnified Party hereunder or (ii) an untrue statement or an alleged untrue statement of a material fact or the omission or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made with respect to all information furnished to Principal Underwriter or to be made available to a prospective party for consideration with respect to a transaction, and will reimburse each Indemnified Party for all reasonable fees and expenses (including the reasonable fees and expenses of counsel) (collectively, “Expenses”) as incurred in connection with investigating, preparing, pursuing or defending any threatened or pending claim, action, proceeding or investigation (collectively, the “Proceedings”) arising therefrom, whether or not such Indemnified Party is a formal party to such Proceeding; provided, that Merit will not be liable to any such Indemnified Party to the extent that any Damages are found by a court of competent jurisdiction in a final, non-appealable decision to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. Merit also agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract, tort or otherwise) to Merit or any person asserting claims on behalf of Merit arising out of or in connection with any transactions contemplated by this Agreement or the engagement of or performance of services by any

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Indemnified Party hereunder except to the extent that any Damages are found by a court of competent jurisdiction in a final, non-appealable decision to have resulted from the gross negligence or willful misconduct of the Indemnified Party.

If for any reason other than in accordance with this Agreement, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless in accordance with this Agreement, then Merit will contribute to the amount paid or payable by an Indemnified Party as a result of such Damages (including all Expenses incurred) in such proportion as is appropriate to reflect the relative benefits to Merit on the one hand, and Principal Underwriter on the other hand, in connection with the matters covered by this Agreement or, if the foregoing allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any relevant equitable considerations. Merit agrees that for purposes of this paragraph, the relative benefits to Merit and/or its stockholders and Principal Underwriter in connection with the matters covered by this Agreement will be deemed to be in the same proportion that the total value paid or received or to be paid or received by Merit and/or its stockholders in connection with the transactions contemplated by this Agreement, whether or not consummated, bears to the fees paid or received by Principal Underwriter under this Agreement.

Merit agrees not to enter into any waiver, release or settlement of any Proceeding (whether or not Principal Underwriter or any other Indemnified Party is a formal party to such Proceeding) in respect of which indemnification may be sought hereunder without the prior written consent of Principal Underwriter (which consent will not be unreasonably withheld or delayed), unless such waiver, release or settlement includes an unconditional release of Principal Underwriter and each Indemnified Party from all liability arising out of such Proceeding.

The indemnity, reimbursement and contribution obligations of Merit hereunder will be in addition to any liability which Merit may otherwise have to any Indemnified Party and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Merit or an Indemnified Party. These provisions of this Agreement will survive the modification, termination or expiration of this Agreement.

(f)	Books, Records and Reports

Merit will comply with all applicable requirements of the 1934 Act and FINRA including the requirements to maintain and preserve books and records pursuant to Section 17(a) of the 1934 Act and the rules thereunder regarding confirmations Merit sends or arranges to be sent on behalf of the Principal Underwriter or Selling Firms for Fees Merit receives under the Contracts. Merit shall hold such books and records on behalf of and as agent for Principal Underwriter whose property they are and shall remain, and acknowledges that such books and records are at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act.

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7.	Compensation of Principal Underwriter.

Merit shall pay Principal Underwriter a fee of $100,000, payable $50,000 within five days following execution of this Agreement and $10,000 on the first business day of each month thereafter until paid in full. If Principal Underwriter terminates this Agreement pursuant to Section 8 below prior to the final payment called for in the previous sentence being due, any amounts not theretofore paid by Merit shall no longer be due.

8.	Termination.

This Agreement may be terminated, without cause, by any party upon forty-five (45) days prior written notice, without penalty; and may be terminated immediately, by any party for failure to perform satisfactorily or other cause, including termination by the Principal Underwriter of any administrative services agreement between the parties; and will be terminated immediately if Principal Underwriter ceases to be registered as a broker-dealer under the 1934 Act and a member of FINRA. This Agreement will also terminate immediately upon assignment without the prior written consent of all parties.

9.	General Provisions.

(a)	Amendment and Entirety

This is the entire Agreement between Merit and Principal Underwriter with respect to the subject matter of this Agreement. No additions, amendments or modifications of this Agreement or any waiver of any provision will be valid unless approved, in writing, by authorized representatives of Merit and Principal Underwriter. In addition, no waiver of any default or failure of performance by either party will affect the other party’s rights with respect to a subsequent default or failure.

(b)	Independent Contractor Relationship

This Agreement does not create the relationship of employer and employee between any of the parties to this Agreement. The parties are independent contractors with respect to each other, and their respective employees and agents.

(c)	Assignment

None of the parties will assign or transfer, in whole or in part, this Agreement or any of the benefits accrued or to accrue hereunder, without prior written consent of an authorized representative of the other parties.

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(d)	Governing Law

It is agreed by the parties that this Agreement will be governed by the laws of the State of New York.

(e)	Severability

It is understood and agreed by the parties that if any part, term or provision of this Agreement is held to be invalid or in conflict with any law or regulation, the validity of the remaining part, terms or provisions will not be affected and the parties’ rights and obligations will be construed and enforced as if this Agreement did not contain the part, term or provision held to be invalid.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the Effective Date.

MERIT LIFE INSURANCE COMPANY

ATTEST:

By:	By:
Name:	Name:
Title:	Title:

INTE SECURITIES LLC

ATTEST:

By:	By:
Name:	Name:
Title:	Title: